VIEMED HEALTHCARE ANNOUNCES THIRD QUARTER 2024 FINANCIAL RESULTS

Lafayette, Louisiana (November 6, 2024) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ:VMD), a national leader in respiratory care and technology-enabled home medical equipment services, announced today that it has reported its financial results for the three and nine months ended September 30, 2024.

Operational highlights (all dollar amounts are USD; comparisons are to the period ended September 30, 2023 unless otherwise noted):

•Net revenues increased 17.4% for the quarter ended September 30, 2024 to $58.0 million, setting another Company record, and increased 5.5% sequentially over the second quarter ended June 30, 2024. Excluding acquired revenue of $1.1 million, non-acquired net revenues increased by 15% for the quarter ended September 30, 2024.

•Net income increased 33% for the quarter ended September 30, 2024 to $3.9 million, or $0.10 per diluted share. Adjusted EBITDA for the quarter ended September 30, 2024 increased 15.5% to $14.0 million. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•The Company increased its ventilator patient count by 11.0% to 11,374 on September 30, 2024 and increased ventilator patient count by 4.3% sequentially from June 30, 2024.

•The Company increased its sleep therapy patient count by 11.0% sequentially to 19,478 on September 30, 2024; the Company also increased its sleep resupply orders by 9.7% sequentially to 22,143 on September 30, 2024.

•As of September 30, 2024, the Company maintains a strong cash balance of $11.3 million and an overall working capital balance of $11.3 million. Long term debt as of September 30, 2024 amounted to $3.7 million and the Company has $55.3 million available under existing credit facilities.

•The Company exceeded the high end of its previously projected net revenue range for the third quarter of 2024, and now expects to generate net revenues of approximately $59.7 million to $60.9 million during the fourth quarter of 2024.

Casey Hoyt, Viemed’s CEO, noted, “Viemed continues to earn a trusted place in the home with our high-touch, technology-enabled clinical approach to delivering complex respiratory care services. As a vital link between patients, providers and payers, we are demonstrating Viemed’s value in increasing patient satisfaction, improving compliance, and reducing rehospitalizations. This valuable position is helping us increase the patient population that we can serve for non-invasive ventilation, sleep, staffing and other complementary services.

“The combination of Viemed’s well-earned place in the home, the sales force restructuring initiatives we completed earlier this year, and the operational efficiencies facilitating greater patient compliance are fueling our strong organic revenue growth. The improved outlook for the balance of 2024 is predicated on continued benefits from these sales initiatives and operational efficiencies driving organic growth and greater penetration of our underserved markets through expanded service and home-based product offerings,” added Mr. Hoyt.

Conference Call Details

The Company will host a conference call to discuss third quarter results on Thursday, November 7, 2024 at 12:00 p.m. ET.

Interested parties may participate in the call by dialing:

877-407-6176 (US Toll-Free)
+1 201-689-8451 (International)

Live Audio Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=qSIpA5NC

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is an in-home clinical care provider of post-acute respiratory healthcare equipment and services in the United States, including non-invasive ventilators (NIV), sleep therapy, staffing, and other complementary products and services. Viemed focuses on efficient and effective in-home treatment with clinical practitioners providing therapy, education and counseling to patients in their homes using high-touch and high-tech services. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue guidance for the fourth quarter, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; significant capital requirements and operating risks that the Company may be subject to; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of the Company's common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At September 30, 2024	At December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$11,347	$12,839
Accounts receivable, net	27,051	18,451
Inventory	4,311	4,628
Prepaid expenses and other assets	4,989	2,449
Total current assets	$47,698	$38,367
Long-term assets
Property and equipment, net	74,397	73,579
Finance lease right-of-use assets	70	401
Operating lease right-of-use assets	2,758	2,872
Equity investments	1,794	1,680
Debt investment	875	2,219
Deferred tax asset	8,065	4,558
Identifiable intangibles, net	880	567
Goodwill	32,989	29,765
Other long-term assets	—	887
Total long-term assets	$121,828	$116,528
TOTAL ASSETS	$169,526	$154,895
LIABILITIES
Current liabilities
Trade payables	$6,007	$4,180
Deferred revenue	6,819	6,207
Income taxes payable	2,077	2,153
Accrued liabilities	19,918	17,578
Finance lease liabilities, current portion	69	256
Operating lease liabilities, current portion	742	678
Current portion of long-term debt	812	1,072
Total current liabilities	$36,444	$32,124
Long-term liabilities
Accrued liabilities	652	558
Finance lease liabilities, less current portion	—	132
Operating lease liabilities, less current portion	1,985	2,184
Long-term debt	3,650	6,002
Total long-term liabilities	$6,287	$8,876
TOTAL LIABILITIES	$42,731	$41,000
Commitments and Contingencies	—	—
SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 38,932,247 and 38,506,161 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	22,749	18,702
Additional paid-in capital	16,831	15,698
Retained earnings	85,379	79,495
TOTAL VIEMED HEALTHCARE, INC.'S SHAREHOLDERS' EQUITY	$124,959	$113,895
Noncontrolling interest in subsidiary	1,836	—
TOTAL SHAREHOLDERS' EQUITY	126,795	113,895
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$169,526	$154,895

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$58,004	$49,402	$163,562	$132,269

Cost of revenue	23,633	18,840	66,497	51,597

Gross profit	$34,371	$30,562	$97,065	$80,672

Operating expenses
Selling, general and administrative	26,671	23,654	77,988	63,979
Research and development	757	593	2,265	2,131
Stock-based compensation	1,712	1,453	4,764	4,315
Depreciation and amortization	348	419	1,140	957
Loss (gain) on disposal of property and equipment	(469)	278	(801)	373
Other expense (income), net	(276)	(41)	261	(124)
Income from operations	$5,628	$4,206	$11,448	$9,041

Non-operating income and expenses
Income (expense) from investments	96	270	(954)	442
Interest expense, net	(225)	(237)	(629)	(168)

Net income before taxes	5,499	4,239	9,865	9,315
Provision for income taxes	1,594	1,320	2,880	2,549
Net income	$3,905	$2,919	$6,985	$6,766
Net income attributable to noncontrolling interest	27	—	36	—
Net income attributable to Viemed Healthcare, Inc.	$3,878	$2,919	$6,949	$6,766

Net income per share
Basic	$0.10	$0.08	$0.18	$0.18
Diluted	$0.10	$0.07	$0.17	$0.17

Weighted average number of common shares outstanding:
Basic	38,870,823	38,438,058	38,803,887	38,307,343
Diluted	40,779,414	40,420,615	40,702,001	40,391,729

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$6,985	$6,766
Adjustments for:
Depreciation and amortization	19,002	15,943
Stock-based compensation expense	4,764	4,315
Distributions of earnings received from equity method investments	147	833
Income from equity method investments	(261)	(442)
Loss (income) from debt investment	1,344	(164)
Loss (gain) on disposal of property and equipment	(801)	373
Amortization of deferred financing costs	135	—
Deferred income tax benefit	(3,507)	(791)
Changes in working capital:
Accounts receivable, net	(8,213)	(533)
Inventory	583	(514)
Prepaid expenses and other assets	340	1,193
Trade payables	747	(255)
Deferred revenue	489	859
Accrued liabilities	2,424	4,086
Income tax payable/receivable	(76)	259
Net cash provided by operating activities	$24,102	$31,928
Cash flows from investing activities
Purchase of property and equipment	(25,942)	(18,161)
Investment in equity investments	—	(7)
Cash paid for acquisitions, net of cash acquired	(2,999)	(28,580)
Proceeds from sale of property and equipment	7,440	2,128
Net cash used in investing activities	$(21,501)	$(44,620)
Cash flows from financing activities
Proceeds from exercise of options	416	1,234
Proceeds from term notes	—	5,000
Principal payments on term notes	(954)	(2,746)
Proceeds from revolving credit facilities	3,000	8,000
Payments on revolving credit facilities	(5,000)	(5,005)
Payments for debt issuance costs	(171)	—
Shares redeemed to pay income tax	(1,065)	(595)
Repayments of finance lease liabilities	(319)	(32)
Net cash provided by (used in) financing activities	$(4,093)	$5,856
Net decrease in cash and cash equivalents	(1,492)	(6,836)
Cash and cash equivalents at beginning of year	12,839	16,914
Cash and cash equivalents at end of period	$11,347	$10,078
Supplemental disclosures of cash flow information
Cash paid during the period for interest	$745	$497
Cash paid during the period for income taxes, net of refunds	$6,416	$3,218
Supplemental disclosures of non-cash transactions
Equipment and other fixed asset purchases payable at end of period	$2,854	$2,598
Equipment sales receivable at end of period	$1,683	$—

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA”, which is a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. In calculating Adjusted EBITDA, certain items (mostly non-cash) are excluded from net income including depreciation and amortization of capitalized assets, net interest expense (income), stock based compensation, transaction costs, impairment of assets, and taxes.

The following table is a reconciliation of net income (loss), the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net income attributable to Viemed Healthcare, Inc.	$3,878	$1,468	$1,603	$3,477	$2,919	$2,330	$1,517	$2,438
Add back:
Depreciation & amortization	6,408	6,309	6,285	5,918	5,975	5,207	4,762	4,373
Interest expense (income)	225	254	150	256	237	(20)	(49)	32
Stock-based compensation(a)	1,712	1,620	1,432	1,534	1,453	1,471	1,391	1,317
Transaction costs(b)	12	221	110	61	177	94	206	—
Impairment of assets(c)	125	2,173	—	—	—	—	—	—
Income tax expense	1,594	768	518	1,599	1,320	728	501	1,146
Adjusted EBITDA	$13,954	$12,813	$10,098	$12,845	$12,081	$9,810	$8,328	$9,306

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.
(c) Represents impairments of the fair value of investment and litigation-related assets.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Financial Information:
Revenue	$58,004	$54,965	$50,593	$50,739	$49,402	$43,311	$39,556	$37,508
Gross Profit	$34,371	$32,892	$29,802	$32,111	$30,562	$26,106	$24,004	$22,896
Gross Profit %	59%	60%	59%	63%	62%	60%	61%	61%
Net Income	$3,905	$1,477	$1,603	$3,477	$2,919	$2,330	$1,517	$2,438
Cash (As of)	$11,347	$8,807	$7,309	$12,839	$10,078	$10,224	$23,544	$16,914
Total Assets (As of)	$169,526	$163,947	$154,875	$154,895	$149,400	$149,117	$124,634	$117,043
Adjusted EBITDA(1)	$13,954	$12,813	$10,098	$12,845	$12,081	$9,810	$8,328	$9,306
Operational Information:
Vent Patients(2)	11,374	10,905	10,450	10,327	10,244	10,005	9,337	9,306
(1)Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2)Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.

The revenues from each major source are summarized in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue from rentals
Ventilator rentals, non-invasive and invasive	$31,772	$28,322	$91,404	$79,181
Other home medical equipment rentals	12,459	11,119	35,604	26,441
Revenue from sales and services
Equipment and supply sales	8,440	7,742	21,956	19,287
Service revenues	5,333	2,219	14,598	7,360
Total revenues	$58,004	$49,402	$163,562	$132,269